Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	February 12, 2021
CONTACT:	Kenneth J. Stephon
President and Chief Executive Officer
PHONE:	267-540-8500

WILLIAM PENN BANCORP, INC. ANNOUNCES

EXTENSION OF WILLIAM PENN BANCORPORATION

SUBSCRIPTION AND COMMUNITY OFFERING

Bristol, Pennsylvania, February 12, 2021 — William Penn Bancorp, Inc. (OTC Pink: WMPN) (the “Company”), the parent company for William Penn Bank (the “Bank”), announced today that, due primarily to postal service delays, William Penn Bancorporation has extended the stock order deadline for its subscription and community offering until 5:00 p.m., Eastern Time, on February 22, 2021.

William Penn Bancorporation, the proposed new holding company for the Bank, is in the process of raising additional capital in connection with the Bank’s second-step conversion from its current mutual holding company structure to a 100% publicly owned company. In the stock offering, which began on January 25, 2021, William Penn Bancorporation is currently offering for sale between 9,350,000 and 12,650,000 shares of common stock at a purchase price of $10.00 per share.

Orders already submitted remain unchanged and no further action is required.

Any questions regarding the offering should be directed to the Stock Information Center at (855) 414-2266. Hours of operation are from 10:00 a.m. to 4:00 p.m., Monday through Friday, except for bank holidays.

Completion of the conversion and offering is subject to, among other things, the approval of the members of William Penn, MHC and the stockholders of William Penn Bancorp, Inc., and the receipt of final regulatory approvals.

Piper Sandler & Co. is assisting William Penn Bancorporation in selling its common stock in the offering on a best efforts basis.

William Penn Bancorp, Inc., headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey. The Company's executive offices are located at 10 Canal Street, Bristol, Pennsylvania 19007. William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC). The primary federal regulator for William Penn Bank is the FDIC. For more information about the Company and the Bank, please visit www.williampenn.bank.

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, the effects of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, both of which we acquired on May 1, 2020, into our business operations. Additionally, other risks and uncertainties may be described in the Company’s Annual Report to Shareholders, which is available through the Company’s website www.williampenn.bank, and the prospectus of William Penn Bancorporation, which is available through the U.S. Securities and Exchange Commission’s website (www.sec.gov). Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is being made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription and community offering, an accompanying stock order form).

The shares of common stock of William Penn Bancorporation are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.